Exhibit 10.4




              THE 1993 POLAROID STOCK INCENTIVE PLAN

The purpose of the Plan is to advance the interests of the Company and its shareholders by affording officers, executives and other key employees of the Company and its Subsidiaries an opportunity to increase their proprietary interest in the Company by the grant of Awards under the terms set forth herein. The Company seeks to motivate present employees as well as attract highly competent individuals whose judgment, initiative, leadership, and continued effort contribute to the success of the Company and its Subsidiaries. The Company believes that this Plan can give an incentive to managers to increase revenues and profits.

                               ARTICLE I
                              DEFINITIONS
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1.01 Award. Award shall mean an incentive award granted under the Plan, whether in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, or any other form of consideration (which may provide for settlement in shares of Stock, cash and/or a combination thereof) determined by the Committee to be consistent with the purposes of the Plan, including but not limited to restricted units, phantom stock, stock appreciation shares, limited stock appreciation rights, stock acquisition rights, valuation protection rights, reload options or any other type of award or combination or derivative of various types of awards.

1.02 Board or Board of Directors.  Board or Board of Directors
     shall        mean the Board of Directors of the Company.

1.03 Code. Code shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

1.04 Committee. Committee shall mean a Committee of the Board of whom each member:
     (A)  is not a current employee of the Company; and,
(B)  is not otherwise disqualified from being:
          (i) a "non-employee director" with respect to the Company for purposes of Rule 16b-3(b)(3) under the Exchange Act (or any successor rule); or
          (ii) an "outside director" with respect to the Company for purposes of Section 162(m) of the Code (or any successor statute) and the rules and regulations of the Treasury Department promulgated thereunder; provided, however, that the failure of any member of the Committee appointed by the Board in good faith to meet the requirements of clause (B) above shall not invalidate the Plan or any Award granted hereunder.

1.05 Company.  Company shall mean Polaroid Corporation, a
     Delaware corporation, and any successor thereof.

1.06 Exchange Act.  Exchange Act shall mean the Securities
     Exchange Act of 1934, as amended.

1.07 Fair Market Value. Fair Market Value of the Stock shall mean the last sale price at which Stock is traded on any given date or, if no Stock is traded on such date, the most recent prior date on which Stock was traded, as reflected in the New York Stock Exchange Composite Transactions Index.

1.08 Incentive Stock Option. Incentive Stock Option shall have the meaning given to it by Section 422 of the Code and as further defined in Article V hereof.

1.09 Nonstatutory Stock Option. Nonstatutory Stock Option shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

1.10 Option. Option shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the Agreement executed pursuant thereto.

1.11 Option Price. Option Price shall mean the price per share of Stock purchasable under an Option. The Option Price shall be determined by the Committee at the time of grant but, in the case of an Incentive Stock Option, shall not be less than the Fair Market Value on the date of grant.

1.12 Participant. Participant shall mean an employee or former employee of the Company or one of its Subsidiaries who has received an Award granted by the Committee hereunder.

1.13 Performance Award. Performance Award means an award made pursuant to Article VIII that is subject to attainment of one or more Performance Goals.

1.14 Performance Goal. Performance Goal means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

1.15 Plan.  Plan shall mean the 1993 Polaroid Stock Incentive
     Plan, as amended.

1.16 Restricted Stock Awards. A Restricted Stock Award shall mean a grant made by the Committee entitling the Participant to acquire, at no cost or for a purchase price determined by the Committee at the time of grant, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock").

1.17 Securities Act.  Securities Act shall mean the Securities
     Act of 1933, as amended from time to time.

1.18 Stock. Stock shall mean common stock, par value $1 per share, issued by the Company.

1.19 Stock Appreciation Right or SAR. A Stock Appreciation Right shall mean a grant entitling the Participant to receive an amount in cash or shares of Stock or a combination thereof having a value equal to (or if the Committee shall so determine at the time of a grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having sole discretion to determine the form of payment. A Stock Appreciation Right is further defined in
     Article VI hereof.

1.20 Stock Incentive Agreement or Agreement. Stock Incentive Agreement or Agreement shall mean the agreement as described in Section 3.04 of the Plan between the Company and the Participant under which such Participant receives an Award pursuant to this Plan.

1.21 Subsidiary. Subsidiary shall mean any corporation of which more than fifty percent of the outstanding shares of voting stock are beneficially owned directly or indirectly by the Company.

                             ARTICLE II
                            PARTICIPATION
                            -------------

2.01 Participation. A grant under this Plan may be made by the Committee to any officer, executive or other key employee of the Company or a Subsidiary.

                            ARTICLE III
                SHARES OF STOCK SUBJECT TO THE PLAN
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3.01 Limitations.
     (A)  Subject to adjustments pursuant to the provisions of
          Section 3.03 hereof, the number of shares of Stock or Stock equivalents which may be granted hereunder to Participants under all forms of Awards shall not exceed 3,500,000 shares plus the remaining shares available for grant under this Plan, as of the date of approval of this Plan by the Company's stockholders (the "Approval Date"), plus the number of shares that become available under the 1990 Plan after the Approval Date due to the lapse, termination or forfeiture of grants under the 1990 Plan, including shares issued in lieu of or upon reinvestment of dividends arising from grants. No grants will be made under the 1990 Plan after the Approval Date.
     (B) For purposes of this Section 3.01, the shares of Stock that shall be counted toward such limitation shall include all Stock:
          (1) Issued or issuable pursuant to Options that have been or may be exercised;
          (2) Subject to Stock Appreciation Rights that have been or may be exercised (other than Stock Appreciation Rights granted in tandem with outstanding Options or any limited stock appreciation rights deemed to be granted pursuant to Article XII); and,
          (3)  Issued as, or subject to issuance as Restricted
          Stock.
     (C) Shares of Stock subject to grants under this Plan shall be authorized and unissued shares of Stock or treasury stock.

3.02 Availability of Shares Once Issued Under the Plan. Once grants of Awards have lapsed, terminated or have been forfeited, the Committee shall have the sole discretion to issue a new grant to any Participant, covering the number of shares to which such lapsed, terminated or forfeited grant related, provided that the Participant has received no monetary benefits of ownership therefrom, such as dividends.

3.03 Adjustments To Grants Once Issued. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares; stock split-up, or stock dividend, the Committee shall make such corresponding adjustments, if any, as deemed appropriate in its sole discretion. The Committee may adjust the number and kind of shares which may be granted under the Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant.

3.04 Grants and Agreement. Each grant of an Award under this Plan shall be evidenced by a written Stock Incentive Agreement dated as of the date of the grant and executed by the Company and the Participant. This Agreement shall set forth the terms and conditions of such Award, as may be determined by the Committee consistent with this Plan, and if such Agreement relates to the grant of an Option, shall indicate whether the Option that it evidences, if applicable, is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

3.05 Limitation on Grants. Except to the extent that any acceleration of vesting pursuant to Section 13.01(A) hereof may be deemed to constitute the grant of a new Award:
     (A) no Person may be granted Options covering more than 250,000 shares of Stock in any one calendar year; and,
     (B) no Person may be granted Stock Appreciation Rights covering more than 250,000 shares of Stock in any one calendar year (in each case as adjusted as provided in Section 3.03 hereof).

                             ARTICLE IV
                              OPTIONS
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4.01 Option Exercise. Subject to Federal and State statutes then applicable, the terms and procedures by which an Option may be exercised shall be set forth in the Participant's Agreement or in procedures established by the Committee.
     The Committee may permit payment of the Option Price to be made through the tender of cash or securities, the withholding of Stock or cash to be received through Awards, or any other arrangement satisfactory to the Committee.

4.02 Nonstatutory Stock Options.  The Committee may grant
     Nonstatutory Stock Options under this Plan.  Such
     Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in Article V,
     Article VI, Article VII, and Article VIII hereof.

4.03 Vesting of Options. The Stock Incentive Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the option shall be deemed "vested." Notwithstanding the terms of any Stock Incentive Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant.
          A Participant's subsequent transfer or disposition of any Stock secured through the grant shall be subject to any Federal and State laws then applicable, specifically securities laws.

                             ARTICLE V
                       INCENTIVE STOCK OPTIONS
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5.01 General. All Incentive Stock Options shall comply with all of the restrictions and limitations set forth in Section 422 of the Code and this Article. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

                             ARTICLE VI
                     STOCK APPRECIATION RIGHTS
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6.01 Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Participants by the Committee in tandem with, or independently of, any Option granted pursuant to Article IV or Article V of this Plan.
     In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Nonstatutory Stock Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.
          A Stock Appreciation Right, or applicable portion thereof granted in tandem with an Option, shall terminate and no longer be exercisable upon the termination or exercise of the related Option. However, if a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option, such Stock Appreciation Right shall terminate only if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by such Stock Appreciation Right.

6.02 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee and embodied in the Agreements and in procedures established by the Committee. The Committee at any time may accelerate the exercisability of any Stock Appreciation Right and otherwise waive or amend any conditions of the grant of a Stock Appreciation Right.

                             ARTICLE VII
                        RESTRICTED STOCK AWARDS
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7.01 Agreement. The Committee may grant a Participant a Restricted Stock Award entitling the Participant to acquire, at no cost or for a purchase price determined by the Committee at the time of grant, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant. At the sole discretion of the Committee, stock subject to a Restricted Stock Award may be issued effective the date of the grant, or effective only after all restrictions on the Award have lapsed.
          If the purchase of Restricted Stock is required by the Agreement, a Participant who is granted a Restricted Stock Award shall not have any rights with respect to such grant unless the Participant shall have accepted the grant within 60 days (or such shorter time as the Committee may specify) following the date of the grant by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the grant and by executing and delivering to the Company an Agreement in such form as the Committee shall determine.

7.02 Rights as a Shareholder. After the Restricted Stock has been recorded in the stock ledger of the Company and:
     (A) Upon complying with Section 7.01 above, if the purchase of Restricted Stock is required by the Agreement; or,
     (B) Immediately, if no purchase of Restricted Stock is required by the Agreement, a Participant shall have all the rights of a shareholder with respect to such Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section and Section 7.03, and subject to such other conditions (including but not limited to condition on voting and dividend rights) as are contained in the Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7.04 below and the Agreement.

7.03 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. Restrictions on shares of Restricted Stock shall be set forth in a Stock Incentive Agreement and may include such vesting restrictions as the Committee shall determine, including but not limited to restrictions related to timing, profitability of the Company, and growth of the share price. In the event of a Participant's termination of employment with the Company and its Subsidiaries for any reason (including death) prior to the date shares of Restricted Stock awarded to such Participant become vested, the Company shall have the right, at the discretion of the Committee, to repurchase such shares at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from such Participant or Participant's legal representative.

7.04 Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the restrictions imposed upon the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."
     The Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant. A Participant may transfer or dispose of any Restricted Stock that has vested, subject to any Federal and State laws then applicable, specifically securities laws.

7.05 Limitation on Grants. Except to the extent that any acceleration of vesting pursuant to Section 13.01(A) hereof may be deemed to constitute the grant of a new Award no Person may be granted Restricted Stock covering more than 100,000 shares of Stock in any one calendar year.

                             ARTICLE VIII
                          PERFORMANCE AWARDS
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8.01 Terms of Performance Awards. Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted Performance Awards, shall determine the form and amount of each such award, the time when each such award shall be granted, and the Performance Goals applicable thereto, and may prescribe other restrictions, terms and conditions applicable to such Award in addition to those provided in the Plan. A Performance Award may be payable in the form of cash, property or securities of the Company, including, without limitation, Options, Stock Appreciation Rights and/or shares of Restricted Stock (however a grant of Restricted Stock pursuant to Article VII hereof shall not constitute a Performance Award hereunder, even if subject in whole or in part to the achievement of performance goal, unless the Committee shall otherwise determine at the time of grant). A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier occurrence of:

     (A) 90 days after the commencement of the period of service to which the Performance Goal relates and
     (B) the passage of 25% of the period of service (as scheduled in good faith at the time goal is established), and in any event while the outcome is substantially uncertain.
     A Performance Goal is objective if a third party having knowledge of the relevant facts can determine whether the goal has been met.

8.02 Performance Goal Criteria. A Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenue, net income, cash flow (as defined for such purpose by the Committee), stock price, market share, earnings per share, return on equity, return on assets or decrease in cost, economic value added, operating profit, earnings before interest and taxes and gross margin percent. Unless otherwise stated, such Performance Goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

8.03 Committee Certification. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

8.04 Certain Limitations. Notwithstanding anything to the contrary contained in this Plan, any Performance Awards made hereunder shall be limited so that no person may be granted Performance Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or Stock Appreciation Rights, or Restricted Stock subject to Article VII, to the extent such awards are counted towards the limitation set forth in Section 3.05 hereof) in any one year having a value determined on the date of grant in excess of $2,000,000.

                           ARTICLE IX
                        STOCK CERTIFICATES
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9.01 Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock under this Plan or of any portion thereof prior to fulfillment of all of the following conditions:
     (A) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;
     (B) The completion of any registration or other qualification of such shares under any Federal or State law, under the rulings or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;
     (C) The obtaining of any approval or other clearance from any Federal or State governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and,
     (D) The lapse of such reasonable period of time following the exercise of the grant as the Committee from time to time may establish for reasons of administrative convenience.

     If these conditions are not satisfied, the employee may lose his rights to such Stock as determined by the Committee.

                             ARTICLE X
                             DIVIDENDS
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10.01 Dividends. At the time of each grant of an Award the Committee may, in its sole discretion, determine whether the grant shall provide a dividend or a dividend equivalent and the terms and conditions under which any such dividend or dividend equivalent is to be provided, including but not limited to permitting or requiring immediate payment, deferral or investment of dividends or dividend equivalents.

                            ARTICLE XI
                        PLAN ADMINISTRATION
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11.01 Plan Administration. The Plan and all Agreements shall be administered, and all grants under this Plan shall be awarded, by the Committee. The Committee shall have full authority and absolute sole discretion:
     (A) To determine, consistent with the provisions of this Plan, which of the employees shall be granted Awards; the form and terms of such Awards; the timing of such grants; the number of shares subject to each Award and the Option Price of Stock covered by each Option (if applicable); and the period over which the Awards shall become and remain exercisable (if applicable);
     (B)  To construe and interpret the Plan and the Agreements;
     (C) To determine the terms and provisions of each respective Stock Incentive Agreement, which need not be identical;
     (D) To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan;

     (E) To adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;
     (F) To interpret the terms and provisions of the Plan and any grant (including related Agreements);
     (G) To make all determinations it deems advisable for the administration of the Plan;
     (H) To decide all disputes arising in connection with the Plan; and,
     (I)  To otherwise supervise the administration of the Plan.

                             ARTICLE XII
                       MISCELLANEOUS PROVISIONS
                       ------------------------

12.01 Applicable Law. To the extent that state law shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Delaware.

12.02 Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

12.03 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

12.04 Headings Not Part of the Plan. Headings of Articles and Sections are inserted for convenience and reference;
     they constitute no part of this Plan.

12.05 Indemnification. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Agreement issued pursuant to this Plan or any grants under this Plan. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

12.06 Limitation of Rights. Neither the adoption and maintenance of the Plan or Agreement nor anything contained herein, with respect to any Participant, shall be deemed to:
     (A) Limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment; or,
     (B) Create any contract or other right or interest under the Plan, or in any funds hereunder, other than as specifically provided in the Plan and the Agreement.

12.07 No Distribution Until Compliance with Legal Requirements. The Committee may require each Participant acquiring shares pursuant to a grant to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to a grant until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and grants as it deems appropriate.

12.08 Timing of Grants. All Awards granted under this Plan shall be granted on or prior to May 31, 2001.

12.09 Non-Assignability. A Participant's interest under this Plan shall not be subject at any time, or in any manner, to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

12.10 Non-transferability. An Award shall not be transferable by the Participant other than by will or the laws of descent and distribution. During the lifetime of the Participant, such Award shall be exercisable or perfected only by the Participant in accordance with the terms of this Plan and the Agreement.

12.11 Other Compensation Plans. The adoption of the Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:
     (A) Establishing any other forms of incentive or other compensation for directors, officers or employees of the Company or its Subsidiaries; or,
     (B) Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition of the business or assets, in whole or in part, of any person or entity.

12.12 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

12.13 Tax Withholding. Each Participant shall, no later than the date as of which the value of a grant or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, State, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or securities, the withholding of Stock or cash to be received through Awards or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

12.14 Non-Contravention of Securities Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

12.15 Unenforceability of a Particular Provision. The unenforceability of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such unenforceable provision were omitted.

                             ARTICLE XIII
                           CHANGE OF CONTROL
                           -----------------

13.01 Acceleration. Unless the Committee shall otherwise expressly provide in the Agreement relating to an Award:
     (A) Upon the occurrence of a Trigger Date (as hereinafter defined):
          (1) In the case of Options and Stock Appreciation Rights, each such Option and Stock Appreciation Right shall automatically become fully exercisable;
          (2) Restrictions and conditions applicable to Restricted Stock shall automatically be deemed waived, and the recipients of such grants shall become entitled to receipt of the Stock subject to such grants; and,
          (3) In the case of any other Award, the occurrence of such Trigger Date shall have such effect on such Award as may be provided in the Agreement related thereto or in the Committee's procedures; and,

     (B) The Committee may at any time accelerate the exercisability of any Awards (if applicable) and may waive restrictions and conditions on Awards (if applicable) to the extent it shall in its sole discretion determine.

13.02     Special Rights.  Anything in this Plan and the 1990
     Plan to the contrary notwithstanding, but subject to Section
     13.04, during the 90-day period from and after a Trigger
     Date (the "Change of Control Exercise Period") a Participant
     (other than a Participant who initiated the event that resulted in the occurrence of such Trigger Date in a capacity other than as an officer or director of the Company) shall have the following rights, unless the Committee shall otherwise expressly provide in the Agreement relating to an Award:
     (A) With respect to any Option or 1990 Plan Option (or portion thereof) granted to such Participant and unaccompanied by a Stock Appreciation Right, such Participant shall have the right (by giving written notice to the Company) to elect (within the Change of Control Exercise Period) to surrender all or a portion of such Option or 1990 Plan Option (as the case may be) to the Company and to receive in cash, for each share of Stock in respect of which such Option or 1990 Plan Option (as the case may be) is surrendered, an amount equal to the amount by which the Event Price exceeds the Option Price (as such term is defined in the 1990 Plan in the case of a 1990 Plan Option) for such share;
     (B) With respect to any Stock Appreciation Right granted to such Participant, such Participant shall have the right
          (by giving written notice to the Company) to elect
          (within the Change of Control Exercise Period) to surrender such Stock Appreciation Right to the Company and to receive in cash an amount equal to the amount such Participant would have received if such Stock
          Appreciation Right had been exercised and the Fair
          Market Value of a share of Stock on the date of exercise had been the Event Price;
     (C) With respect to any Restricted Stock granted to such Participant in respect of which such Participant has paid the required purchase price (if any), such Participant shall have the right (by giving written notice to the Company) to elect (within the Change of Control Exercise Period) to surrender all or a portion of such Restricted Stock to the Company and receive in lieu thereof a cash payment equal to the Event Price for each share of Restricted Stock so surrendered; and,

     (D) With respect to any other type of Award granted to such Participant, such Participant shall have the right to take such action or make such election as may be permitted upon a Trigger Date in the Agreement relating to such Award or in the Committee's procedures.

13.03 Special Merger Provisions. Anything in this Plan and the 1990 Plan to the contrary notwithstanding (other than Section 13.02 of this Plan which shall control in the event of any conflict with this Section 13.03), upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of liquidation of the Company (in each case, a "Transaction"), all outstanding Options (including under the 1990 Plan), SARs, Restricted Stock, Performance Awards and any other Award shall become fully vested and exercisable and the Board or the board of directors of any corporation assuming the obligation of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards:
     a) provide that such Awards shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof),
     b) upon written notice to the holder of an Option or SAR, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of the Transaction unless exercised by the holder within a specified period following the date of such notice, and/or

     c) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the holder of an Option or SAR equal to the difference between:
          (i) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Merger Price) and
          (ii) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options or SARs.
          In the event Options and SARs will terminate upon the consummation of the Transaction, each holder of such Award shall be permitted, within a specified period determined by the Committee, to exercise all outstanding Options or SARs held by each holder of such Award that are then exercisable; and, subject to the consummation of the Transaction, all Options or SARs that would become fully vested and exercisable solely as a result of the Transaction.
     (d) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the holder of Restricted Stock or other stock-based Award equal to the Merger Price.

13.04 Limitation on Special Rights. If a Participant is subject to the restrictions of Section 16(b) of the Exchange Act and has been granted (or is deemed to have been granted) an Award under this Plan during the six months prior to a Trigger Date, then the Change of Control Exercise Period referred to in Section 13.02 shall, in respect of such Award, begin on the Trigger Date and end 90 days after the date six months after the later of the Approval Date or the date such Award was granted. If a Trigger Date occurs prior to six months after the Approval Date, then the Change of Control Exercise Period referred to in Section 13.02 shall, in respect of 1990 Plan Options, begin on the Trigger Date and end 90 days after the date six months after the Approval Date. The Committee may at any time prior to the occurrence of a Trigger Date provide that any or all of the exercises, surrenders, elections and other actions that may be taken by Participants pursuant to
     Section 13.02 shall occur automatically with respect to Participants (or particular categories of Participants) subject to Section 16(b) of the Exchange Act.

13.05 Termination of Participant; Modification of the Plan. The rights of a Participant under Section 13.02 with respect to Awards or 1990 Plan Options, may be exercised during the Change of Control Exercise Period referred to therein (or, if applicable, in Section 13.03) notwithstanding the termination of the Participant's employment by the Company, unless provided otherwise in the Agreement relating to such Award. Anything in this Plan to the contrary notwithstanding, no termination amendment or modification of this Plan after the occurrence of a Trigger Date shall in any manner adversely affect any Participant's rights under this Article XIII in respect of such Trigger Date without the written consent of the affected Participant.

13.06 Event Price. In connection with a Trigger Date and an exercise, surrender, election or other action contemplated by Section 13.02 with respect to an Award or a 1990 Plan
     Option, Event Price shall mean a price per share of Stock equal to the higher of:
     (A) The highest Fair Market Value of the Stock during the period beginning 90 days prior to such Trigger Date and ending on and including the last trading day prior to such exercise, surrender, election or other action; or,
     (B) Whichever of the following is applicable (or the highest if more than one is applicable):

          (1) The highest per share price paid or to be paid in any tender or exchange offer which is in effect at any time during such period referred to in clause (A);
          (2) The fixed or formula price for the acquisition of shares of Stock in a merger or similar agreement approved by the Company's stockholders or the Board, if such price is determinable on the date of such exercise, surrender, election or other action; and/or,
          (3) The highest price per share paid or to be paid to any stockholder of the Company in a transaction or group of transactions (including any tender or exchange offer) giving rise to the occurrence of such Trigger Date;
     provided, however, that a Participant may at the time of an election pursuant to Section 13.02 request that certain of the foregoing parameters be disregarded (which may include shortening applicable time periods) in determining the Event
     Price applicable to one or more of the Awards held by such Participant, so long as disregarding such parameters does not increase the Event Price.
          Any securities or property which are part or all of the consideration paid or to be paid for shares of Stock in connection with any event contemplated by clauses (B) (1),
     (2), and (3) above shall be valued in determining the Event
     Price at the higher of (x) the valuation placed on such securities or property by the person or entity which paid or is to pay such price or (y) the valuation placed on such securities or property by the Committee.

13.07 Trigger Date. Trigger date shall have the meaning assigned to such term in the Polaroid Extended Severance
     Plan as originally adopted by the Company effective
     June 28, 1987 and amended from time to time and as it may be further amended from time to time.

13.08     1990 Plan Options.  1990 Plan Options shall mean
     "Options", as such item is defined in the 1990 Plan.

                              ARTICLE XIV
                PERMANENCY OF THE PLAN AND PLAN TERMINATION
                -------------------------------------------

14.01     Effective Date.  This Plan originally effective as of
     May 11, 1993, was amended effective as of March 19, 1997, upon a resolution by the Board of Directors for its adoption, subject to the approval of the shareholders within 1997.

14.02 Termination, Amendment, and Modification of the Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board of Directors without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 3.03 hereof.

     IN WITNESS WHEREOF, this Plan is hereby adopted effective
March 19, 1997 and executed this 27 day of March, 1997.
ATTEST:                            POLAROID CORPORATION


/s/ Louise L. Cavanaugh            /s/ Gary T. DiCamillo
-----------------------            -------------------------
                                   Chief Executive Officer